EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-07031) and Form S-3 (File No. 333-55849) of our report dated October 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Play By Play Toys & Novelties, Inc. and Subsidiaries as of July 31, 1998 and 1997, and for each of the three years in the period ended July 31, 1998, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Austin, Texas
October 29, 1998